SUB ADVISORY AGREEMENT


     AGREEMENT made this 28th day of February, 1997, by and between INVESCO Funds Group, Inc. ("INVESCO"), a Delaware corporation, and INVESCO Asset Management Limited, a United Kingdom corporation ("the Sub Adviser").

                              W I T N E S S E T H:

     WHEREAS, INVESCO INTERNATIONAL FUNDS, INC. (the "Company") is engaged in business as a diversified, open end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act") and has one class of shares (the "Shares"), which is divided into series, each representing an interest in a separate portfolio of investments, with three such series being designated the INVESCO European Fund, the INVESCO Pacific Basin Fund and INVESCO International Growth Fund (collectively, the "Funds"); and

     WHEREAS, INVESCO and the Sub Adviser are engaged in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940; and

      WHEREAS, the Sub-Adviser is a member of the Investment Management Regulatory Organization ("IMRO") in the United Kingdom and as such is regulated by IMRO in the conduct of its business; further the Sub-Adviser shall provide services to INVESCO as a "Business Investor" as defined under the Rules of IMRO and as such certain rules designed for the protection of private customers shall not apply; and

      WHEREAS, INVESCO has entered into an Investment Advisory Agreement with the Company (the "INVESCO Investment Advisory Agreement"), pursuant to which INVESCO is required to provide investment advisory services to the Company, and, upon receipt of written approval of the Company, is authorized to retain companies which are affiliated with INVESCO to provide such services; and

      WHEREAS, the Sub Adviser is willing to provide investment advisory services to the Company on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, INVESCO and the Sub Adviser hereby agree as follows:

                                    ARTICLE I

                            DUTIES OF THE SUB ADVISER

     INVESCO hereby employs the Sub Adviser to act as investment adviser to the Company and to furnish the investment advisory services described below, subject to the broad supervision of INVESCO and Board of Directors of the Company, for the period and on the terms and conditions set forth in this Agreement. The Sub Adviser hereby accepts such assignment and agrees during such period, at its own expense, to render such services and to assume the obligations herein set forth for the compensation provided for herein. The Sub Adviser shall for all purposes herein be deemed to be an independent contractor and, unless otherwise expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

     The Sub Adviser hereby agrees to manage the investment operations of the Funds, subject to the supervision of the Company's directors (the "Directors") and INVESCO. Specifically, the Sub Adviser agrees to perform the following services:

      (a) to   manage   the   investment   and   reinvestment   of  all  the
assets, now or hereafter acquired, of the Funds, and to execute all purchases and sales of portfolio securities;

      (b) to maintain a continuous investment program for the Funds, consistent with (i) the Funds' investment policies as set forth in the Company's Articles of Incorporation, Bylaws, and Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Funds, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

      (c) to determine what securities are to be purchased or sold for the Funds, unless otherwise directed by the Directors of the Company or INVESCO, and to execute transactions accordingly;

      (d) to provide to the Funds the benefit of all of the investment analysis and research, the reviews of current economic conditions and trends, and the consideration of long range investment policy now or hereafter generally available to investment advisory customers of the Sub Adviser;

      (e) to  determine  what  portion  of  the  Funds  should  be  invested
in  the  various   types  of  securities   authorized   for  purchase  by  the
Funds; and

      (f) to make recommendations as to the manner in which voting rights, rights to consent to Funds action and any other rights pertaining to the Funds' portfolio securities shall be exercised.

     With respect to execution of transactions for the Funds, the Sub Adviser is authorized to employ such brokers or dealers as may, in the Sub Adviser's best judgment, implement the policy of the Funds to obtain prompt and reliable execution at the most favorable price obtainable. In assigning an execution or negotiating the commission to be paid therefor, the Sub Adviser is authorized to consider the full range and quality of a broker's services which benefit the Funds, including but not limited to research and analytical capabilities, reliability of performance, and financial soundness and responsibility. Research services prepared and furnished by brokers through which the Sub Adviser effects securities transactions on behalf of the Funds may be used by the Sub Adviser in servicing all of its accounts, and not all such services may be used by the Sub Adviser in connection with the Funds. In the selection of a broker or dealer for execution of any negotiated transaction, the Sub Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate for such transaction, or to select any broker solely on the basis of its purported or "posted" commission rate for such transaction, provided, however, that the Sub Adviser shall consider such "posted" commission rates, if any, together with any other information available at the time as to the level of commissions known to be charged on comparable transactions by other qualified brokerage firms, as well as all other relevant factors and circumstances, including the size of any contemporaneous market in such securities, the importance to the Funds of speed, efficiency, and confidentiality of execution, the execution capabilities required by the circumstances of the particular transactions, and the apparent knowledge or familiarity with sources from or to whom such securities may be purchased or sold. Where the commission rate reflects services, reliability and other relevant factors in addition to the cost of execution, the Sub Adviser shall have the burden of demonstrating that such expenditures were bona fide and for the benefit of the Funds.

     The Sub-Adviser may recommend transactions in which it has directly or indirectly a material interest, in unregulated collective investment schemes including any operated or advised by the Sub-Adviser or in margined transactions. Advice on investments may extend to investments not traded or exchanges recognized or designated by the Securities and Investments Board.

     Both parties acknowledge that the advice given under this Agreement may involve liabilities in one currency matched by assets in another currency and that accordingly movements in rates of exchange may have a separate effect, unfavorable as well as favorable on the gain or loss experienced on an investment.

     In carrying out its duties hereunder, the Sub-Adviser shall comply with all instructions of INVESCO in connection therewith such instructions may be given by letter, telex, telephone or facsimile by any Director or Officer of INVESCO or by any other person authorized by INVESCO.

     Any instructions which appear to conflict with the terms of this Agreement may be confirmed by the Sub-Adviser with INVESCO prior to execution.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

     The Sub Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, equipment and facilities necessary to perform its obligations under this Agreement. Except to the extent expressly assumed by the Sub Adviser herein and except to the extent required by law to be paid by the Sub Adviser, INVESCO and/or the Company shall pay all costs and expenses in connection with the operations of the Funds.

                                   ARTICLE III

                         COMPENSATION OF THE SUB ADVISER

     For the services rendered, facilities furnished, and expenses assumed by the Sub Adviser, INVESCO shall pay to the Sub Adviser a fee, computed daily and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of the Funds, as determined by a valuation made in accordance with the Fund's procedures for calculating its net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. The advisory fee to the Sub Adviser with respect to the INVESCO European Fund and the INVESCO Pacific Basin Fund shall be computed at the annual rate of 0.45% of each Fund's daily net assets up to $350 million; 0.40% of each Fund's daily net assets in excess of $350 million but not more than $700 million; and 0.35% of each Fund's daily net assets in excess of $700 million. The advisory fee to the Sub-Adviser with respect to the INVESCO International Growth Fund shall be computed at the annual rate of 0.25% of the Fund's daily net assets up to $500 million; 0.1875% of the Fund's daily net assets in excess of $500 millon but not more than $1 billion; and 0.1625% of the Fund's daily net assets in excess of $1 billion. During any period when the determination of the Funds' net asset value is suspended by the Directors of the Funds, the net asset value of a share of the Funds as of the last business day prior to such suspension shall, for the purpose of this Article III, be deemed to be the net asset value at the close of each succeeding business day until it is again determined. However, no such fee shall be paid to the Sub Adviser with respect to any assets of the Funds which may be invested in any other investment company for which the Sub Adviser serves as investment adviser or sub adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month. The Sub Adviser shall be entitled to receive fees hereunder only for such periods as the INVESCO Investment Advisory Agreement remains in effect.

                                   ARTICLE IV

                          ACTIVITIES OF THE SUB ADVISER

     The services of the Sub Adviser to the Funds are not to be deemed to be exclusive, the Sub Adviser and any person controlled by or under common control with the Sub Adviser (for purposes of this Article IV referred to as "affiliates") being free to render services to others. It is understood that directors, officers, employees and shareholders of the Funds are or may become interested in the Sub Adviser and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Sub Adviser, INVESCO and their affiliates are or may become interested in the Funds as directors, officers and employees.

                                    ARTICLE V

           AVOIDANCE OF INCONSISTENT POSITIONS AND COMPLIANCE WITH
                                 APPLICABLE LAWS

     In connection with purchases or sales of securities for the investment portfolios of the Funds, neither the Sub Adviser nor any of its directors, officers or employees will act as a principal or agent for any party other than the Funds or receive any commissions. The Sub Adviser will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; the Rules and Regulations of IMRO; and all rules and regulations duly promulgated under the foregoing.

                                   ARTICLE VI

                  DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement shall become effective as of the date it is approved by a majority of the outstanding voting securities of the Funds of the Company designated the INVESCO Pacific Basin Fund, the INVESCO European Fund, and the INVESCO International Growth Fund, respectively. Thereafter, this Agreement shall remain in force for an initial term of two years from the date of execution, and from year to year thereafter until its termination in accordance with this Article VI, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Funds, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by INVESCO, the Funds by vote of the Directors of the Company, or by vote of a majority of the outstanding voting securities of the Funds, or by the Sub Adviser. A termination by INVESCO or the Sub Adviser shall require sixty days' written notice to the other party and to the Company, and a termination by the Company shall require such notice to each of the parties. This Agreement shall automatically terminate in the event of its assignment to the extent required by the Investment Company Act of 1940 and the Rules thereunder.

     The Sub Adviser agrees to furnish to the Directors of the Company such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

     Termination of this Agreement shall not affect the right of the Sub Adviser to receive payments on any unpaid balance of the compensation described in
Article III hereof earned prior to such termination.

                                   ARTICLE VII

                                    LIABILITY

     The Sub-Adviser agrees to use its best efforts and judgement and due care in carrying out its duties under this Agreement provided however that the Sub-Adviser shall not be liable to INVESCO for any loss suffered by INVESCO or the funds advised in connection with the subject matter of this Agreement unless such loss arises from the willful misfeasance, bad faith or negligence in the performance of the Sub-Adviser's duties and subject and without prejudice to the foregoing. INVESCO hereby undertakes to indemnify and to keep indemnified the Sub-Adviser from and against any and all liabilities, obligations, losses, damages, suits and expenses which may be incurred by or asserted against the Sub-Adviser for which it is responsible pursuant to Article I hereof provided always that the Sub-Adviser shall send to INVESCO as soon as possible all claims, letters, summonses, writs or documents which it receives from third parties and provide whatever information and assistance INVESCO may require and no liability of any sort shall be admitted and no undertaking shall be given nor shall any offer, promise or payment be made or legal expenses incurred by the Sub-Adviser without written consent of INVESCO who shall be entitled if it so desires to take over and conduct in the name of the Sub-Adviser the defense of any action or to prosecute any claim for indemnity or damages or otherwise against any third party.

                                  ARTICLE VIII

                          AMENDMENTS OF THIS AGREEMENT

     No provision of this Agreement may be orally changed or discharged, but may only be modified by an instrument in writing signed by the Sub Adviser and INVESCO. In addition, no amendment to this Agreement shall be effective unless approved by (1) the vote of a majority of the Directors of the Company, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such amendment and (2) the vote of a majority of the outstanding voting securities of the Funds (other than an amendment which can be effective without shareholder approval under applicable law).

                                   ARTICLE IX

                          DEFINITIONS OF CERTAIN TERMS

     In interpreting the provisions of this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignments," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                    ARTICLE X

                                  GOVERNING LAW

     This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of Colorado, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Advice. Any recommendation or advice given by the Sub-Adviser to INVESCO hereunder shall be given in writing or by mail, telex, telefacsimile or by telephone, such telephone advice to be confirmed by mail, telex, telefacsimile or in writing to such place as INVESCO shall from time to time require; further the Sub-Adviser shall be free to telephone INVESCO as it sees fit in the performance of its duties.

     Complaints. The Sub-Adviser has in operation a written procedure for the proper handling of complaints from clients; if the matter of complaint cannot be resolved to INVESCO's satisfaction, INVESCO has the right of recourse to IMRO.

     Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

     Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

     Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                          INVESCO FUNDS GROUP, INC.

ATTEST:
                                          By:  /s/ Dan J. Hesser
                                              -----------------------
/s/ Glen A. Payne                             President
-----------------------
Glen A. Payne, Secretary

                                          INVESCO ASSET MANAGEMENT LIMITED

ATTEST:
                                          By:  /s/Tristan Hillgarth
                                               ---------------------
/s/ Robert Cackett                             Chief Executive Officer
------------------------
Robert Cackett, Secretary